Exhibit 99.1
news release

Contacts:

Investors – James M. Gruskin
800/497-6329

Media – Tyler D. Gronbach
919/297-1541
R.H. DONNELLEY RECEIVES NOTICE REGARDING NYSE LISTING
CARY, N.C., November 14, 2008 – R.H. Donnelley Corporation (NYSE: RHD), one of the nation’s leading Yellow Pages and online local commercial search companies, was notified today by the New York Stock Exchange (NYSE) that the Company was not in compliance with two NYSE standards for continued listing of the Company’s common stock on the exchange. Specifically, the Company is considered below criteria by the NYSE because (i) the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30-day trading period and (ii) the Company’s average total market capitalization has been less than $75 million over the same period and its last reported stockholders’ equity was less than $75 million.
Under NYSE rules, the Company has six months from the notification date to comply with the minimum price standard and 18 months to comply with the minimum market capitalization/stockholders’ equity standard. The Company plans to notify the NYSE that it intends to cure the deficiencies within the prescribed timeframes. If the Company is not compliant with the continued listing standards within the prescribed timeframes, its common stock will be subject to suspension and delisting by the NYSE. In the meantime, R.H. Donnelley’s common stock will continue to be listed on the NYSE under the symbol “RHD,” but will be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s continued listing standards.
The Company’s business operations, Securities and Exchange Commission reporting requirements, credit agreements and other debt obligations are unaffected by this notification.

About R.H. Donnelley
R.H. Donnelley connects businesses and consumers through its portfolio of print and interactive marketing solutions. Small- and medium-sized businesses look to R.H. Donnelley’s experienced team of marketing consultants to help them grow their companies and drive sales leads. Consumers depend on the Company’s reliable, local business content to deliver the most relevant search results when they are seeking local goods and services. For more information, visit www.rhd.com and DexKnows.com.
Safe Harbor Provision
Certain statements contained in this press release are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “plan,” “may,” “could,” or the negative of such terms, or other comparable expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD’s current beliefs and assumptions with respect to the matters discussed, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause actual results to differ materially from the expectations expressed in, or implied by, these statements.
Factors that could cause actual results to differ materially from current expectations include risks and other factors described in RHD’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect RHD’s business or financial results. Such risks and other factors, which in some instances are beyond RHD’s control, include: our ability to generate sufficient cash to service our significant debt levels; our ability to comply with or obtain modifications or waivers of the financial covenants contained in our debt agreements, and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance our debt on reasonable terms and conditions as might be necessary from time to time, particularly in light of the recent instability in the credit markets; increasing LIBOR rates; changes in directory advertising spend and consumer usage; regulatory and judicial rulings; competition and other economic conditions; changes in the Company’s and the Company’s subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful integration and realization of the expected benefits of acquisitions; the continued enforceability of the commercial agreements with Qwest, Embarq and AT&T; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. RHD is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s next 10-Q report to be filed with the SEC may contain updates to the information included in this release.
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